Client Id: 77 THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: AUGUST 24, 2017 / 12:30PM GMT OVERVIEW: Co. reported 2Q17 net sales of $779m, adjusted non-GAAP operating loss of $15m and adjusted non-GAAP net loss per diluted share of $0.16. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 C O R P O R A T E P A R T I C I P A N T S Brian P. Logan Abercrombie & Fitch Co. - VP of Finance and Controller Fran Horowitz-Bonadies Abercrombie & Fitch Co. - CEO & Director Joanne C. Crevoiserat Abercrombie & Fitch Co. - EVP of Finance, COO & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Douglas Drummond Wolfe Research, LLC - Research Analyst Dylan Douglas Carden William Blair & Company L.L.C., Research Division - Analyst Kate Bridget Fitzsimons RBC Capital Markets, LLC, Research Division - Associate VP Lauren Elizabeth Cassel Morgan Stanley, Research Division - Research Associate Mark R. Altschwager Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Marni Shapiro The Retail Tracker - Co-Founder Stephen Albert BofA Merrill Lynch, Research Division - Research Analyst Susan Kay Anderson FBR Capital Markets & Co., Research Division - VP of Consumer Research Group & Analyst Tiffany Ann Kanaga Deutsche Bank AG, Research Division - Research Associate Trevor Lamb BMO Capital Markets Equity Research - Associate P R E S E N T A T I O N Operator Good day, and welcome to the Abercrombie & Fitch Second Quarter Fiscal Year 2017 Earnings Call. Today's conference is being recorded. (Operator Instructions) At this time, I'd like to turn the conference over to Brian Logan. Mr. Logan, please go ahead. Brian P. Logan - Abercrombie & Fitch Co. - VP of Finance and Controller Thank you. Good morning, and welcome to our second quarter earnings call. Earlier this morning, we released our second quarter sales and earnings, income statement, balance sheet, store opening and closing summary and an updated financial history. Please feel free to reference these materials, which are available on our website. Also available on our website is an investor presentation, which we will be referring to in our comments during this call. Today's earnings call is being recorded, and the replay may be accessed through the Internet at abercrombie.com under the Investors section. Joining me today are Fran Horowitz, Chief Executive Officer; and Joanne Crevoiserat, Chief Operating Officer and Chief Financial Officer. After our prepared remarks, we will be available to take your questions. (Operator Instructions) Before we begin, I remind you that any forward-looking statements we may make today are subject to our safe harbor statement found in the SEC filings. In addition, we'll be referring to certain adjusted non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to non-GAAP financial measures are included in the release issued earlier this morning. With that, I turn the call over to Fran. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Fran Horowitz-Bonadies - Abercrombie & Fitch Co. - CEO & Director Thanks, Brian. Good morning, everyone, and thanks for joining us. We are encouraged by our results for the second quarter, with overall net sales close to flat and another sequential quarter improvement in comp sales. Hollister, our largest brand, is performing strongly, even in a tough environment, and we continue to show improvement at Abercrombie & Fitch, which is on track. We have a highly experienced and talented team, and we are benefiting from that depth of experience. We are making clear progress, with the continued aggressive execution of our business plan. While we are only partway through our revitalization journey as a company, the areas we are focusing our time and investments are yielding the improvements we expect to see. We maintain a steadfast focus on staying close to the customer and on providing a unique, engaging customer experience across all touch points. In addition to our ongoing advances in digital engagement in stores, we have made strategic investments to build depth behind our core items in a more focused and balanced assortment, ensuring we have sufficient depth of product in style, color and size to meet customers' needs. We've also strengthened product presentation and display. This has all made easier for customers to locate popular core items, enhancing their overall store experience. The key related metrics we track, such as brand health scores, our voice of the customer data and Net Promoter Scores, are trending upwards and reinforce our confidence in our strategy. Hollister capitalized on momentum it has been building over the last few quarters to deliver a 5% increase in comp sales and a 6% increase in total net sales. Hollister continues to leverage high levels of customer engagement to drive growth across all touch points. It demonstrates how our customer response when product, brand voice and brand experience are aligned. At Abercrombie, we were encouraged by our progress, as we continue to apply learnings from Hollister. As we made changes to the assortment, we saw sequential improvement throughout the quarter and broad-based improvement across genders. The fundamental changes we have made around assortment architecture and planning processes have taken hold and are resulting in more focused and balanced assortments. During the second quarter, we worked through the residual tail of those assortment architecture issues we previously identified, and as expected, there was some impact that weighed on gross margin. It is still a challenging environment and a highly promotional one, and our growth and cost control initiatives and investment plans anticipate that reality. They are designed to ensure we have the appropriate resources to execute against our strategic plan, while remaining nimble and able to adapt to and capitalize on opportunities and weather challenges in a retail environment that continues to evolve rapidly. Our ongoing learnings from our growth initiatives, test programs and customer insights data continues to inform our people, processes and products. We are adapting and executing better and faster, ensuring more consistent delivery of the right product, at the right time, with the right brand voice and through the right brand experience. We believe our long-term success remains dependent on our ability to inspire our customers, innovate throughout our business and develop leaders. That remains our focus, and we have continued to make progress against those strategic guideposts. During the quarter, we expanded our loyalty program to almost 9 million members across the brands. We continue to grow our emerging categories, such as Swim and Gilly Hicks. We are rolling out new omni capabilities internationally, and additional prototype stores in the U.S., and we expanded our relationship with Tmall, with all our brands now on the platform. Turning to the individual brands performance. At Hollister, we had a great quarter, with high customer engagement, increased traffic to stores and higher conversion rates. We've continued our strategy of [distorting] our focus, inventory and marketing investment on the core categories customers know and love us for, as well as the emerging categories of Swim and Intimates. We are seeing that strategy pay off. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 In denim, we had another record quarter's performance in both genders. Guys performance in tops, bottoms and logos was also extremely strong. It is clear to us we are taking market share in guys. On the girls side, we saw aggressive growth in both Swim and Intimates, with Gilly Hicks continuing to draw new customers to the Hollister brand. Our strength in inventory management allows us to react to what we're learning from our customers, swiftly and effectively. Based on customer learnings, we were able to react to several million units during the quarter, which has positioned us well for the third quarter. Club Cali continues to be a strong customer engagement channel and source of insights for us. With 6.6 million members at quarter's end, we now have a significant and useful body of data of our most active customers to help us better understand how we can further engage them. We already know our club members spend more and more often than non-members. Member-exclusive events are also effective and proving to be strong drivers of customer acquisition. With regards to physical aspect of our stores, we remain highly focused on optimizing productivity in our stores fleet. The remodels we undertook in the past quarter are all demonstrating the productivity improvement we anticipated, with clear benefits from opening up the storefront and making the environment lighter and easier to shop. Our marketing efforts for Hollister focused on brand engagement in media that we know resonates with our target audience, namely music, mobile video and gaming. We held a branded series of Summer Solstice concerts in collaboration with award-winning artist Charlie Puth. We partnered with DreamWorks' AwesomenessTV and commissioned its This is Summer series, which incorporates multiple experiential touch points, including music, concerts and opportunities for comprehensive yet unobtrusive product placement. And following the strong engagement metrics we saw from our first game, we recently launched our second retro 16-bit video game designed for mobile devices and also accessible through Snapchat. It is already tracking ahead of our last game in terms of average time spent playing the game. These marketing activities are all about tapping into our customers' discovery process. By being present in their natural digital environment and providing an opportunity to engage with the brand outside of a transactional relationship, we are positioning our brand to be top-of-mind, pre-purchase. Turning to Abercrombie, we continue to execute on our brand revitalization plan, with important progress in key areas. As I mentioned earlier, we have worked through the assortment architecture issues, resulting in a more focused and balanced assortment at Abercrombie and abercrombie kids. The strategy of narrowing the number of SKUs and a focus on investing in depth in our top 30 items, is delivering. We saw an improvement from last quarter across all categories in men's, with tops improving the most. And in women's, we saw strength in layering, graphics, jeans and dresses from last quarter. We continue to focus on leveraging our ability to chase, as we harness our customers' insights and further hone our read-and-react capability. During the quarter, we were able to chase effectively at scale across both men's and women's in response to customer demand and trends in the business. The A&F Club membership base continued to grow at a healthy clip, with more than 2.3 million members by the end of the quarter and growing strongly every week. As with Hollister, we are seeing members spending more and more often than non-members, and we are learning a great deal from the high level of engagement with customers through this program. With regard to stores, we continue with our prototype store rollout, with stores on downsized footprints opened at Somerset Collection in Troy, Michigan and Lenox Square in Atlanta, Georgia and most recently, at Tysons Corner in Virginia and Fashion Square in Scottsdale, Arizona. Tomorrow morning, we are opening in Century City in L.A., marking a return to the area in a newly renovated mall. We have seen strong engagement in the early days of these new stores. We have seen the improved productivity off smaller store footprints we expected and the impact of some specialized store associate training we're piloting in our prototypes. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Physical stores remain an important part of the channel mix and the right strategy requires nuance beyond simply shuttering stores. I am confident we have the flexibility to assess and take appropriate action to ensure that our fleet of physical stores is methodically optimized for brand experience, customer engagement and productivity. Joanne will speak more to our plans and our perspective as we continue to assess the best means to optimize our stores fleet in the coming months. We have spoken about the need to meet our customers whenever, wherever and however they choose to engage with our brands and how that guides our focus on investment and partnering choices. On the wholesale front, we are pleased with our performance to date and continue to learn with our new partners, such as Zalora and Zalando. These partnerships allow us to extend brand reach to a substantial audience without having to invest in significant additional physical infrastructure. Continuing on the topic of brand reach, we also work with franchise partners with deep retail expertise to help steward our brands in certain growth markets. That includes partners such as Majid Al Futtaim Fashion in the Middle East, who is opening our first store in Saudi Arabia in September, with A&F and abercrombie kids franchise in the Red Sea Mall in Jeddah. In another growth market, China, we were excited last month to launch Abercrombie & Fitch and abercrombie kids on Alibaba's Tmall platform. Hollister has been on Tmall for 3 years now, so we're able to use our success and insights from that experience and our relationship with Tmall, to prepare [extensively] for this important rollout. I was in Shanghai last month for a launch event with our partners, and I was struck by their excitement and support, as well as our customers, both on the Tmall platform and in the Shanghai store, where we held our post-launch event. The first day on the platform far exceeded our expectations. We achieved the #1 ranked men's store on the platform on launch day by sales and it has confirmed our belief there is a sizable opportunity here and an enduring affinity for our brands. Moving to the cross-brand progress we made. As you know, we were early to invest in building our direct-to-consumer infrastructure and we continue to make progress. For the second quarter, DTC accounted for 24% of sales, up from 23% last year and we've also continued to see exceptionally strong gains in mobile, with more than 2/3 of our DTC traffic coming from mobile devices. This speaks to the investments we have made here, driven by our understanding of the need to harness mobile devices for product discovery as well as a purchase platform. A growing number of our customers are active on multiple platforms and migrate between them and between online and physical. Our investment in omni solutions has enabled customers to shop seamlessly across channels. We have found our true omni customers to be our most valuable ones. We are focused on ensuring we can be there for them, whenever, wherever and however they want to engage with us. A good example of this migration is our POPINS, purchased online and pickup in-store capability, that continues to show strong growth and deliver attachment purchases. On the marketing front, we've focused on improving the execution of our basic marketing activities, with a weighting in the first half of the year on Hollister, as we worked on sharpening the Abercrombie & Fitch brand positioning and purpose. We have recently completed a strategic combination and reorganization of our marketing and DTC organization. As part of that process, we have consolidated our research and feedback capabilities to develop a single view of the customer, enhancing our ability to stay close to our customers and anticipate, read and react to their needs. With these changes, we expect more focus and informed marketing will help amplify the impact of the important work done and investment we have made in omni, product and stores through the course of this year. Overall, I am encouraged by the progress that we've made across the brands. We have a clear strategic plan we continue to pursue aggressively, and we are seeing the results. In a still challenging and promotional retail environment, we are making meaningful improvement to our business and showing progress across a range of financial and non-financial metrics. We continue to run a tight ship from a financial management perspective, affording us the flexibility we need and maintaining a balanced focus between dealing with short-term realities and driving towards our long-term ambition. I remain confident in our strategic direction and in our team's ability to execute on our plan. And with that, I hand it over to Joanne. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Joanne C. Crevoiserat - Abercrombie & Fitch Co. - EVP of Finance, COO & CFO Thanks, Fran, and good morning, everyone. As Fran mentioned, our second quarter results reflected clear progress across all brands, with the continued aggressive execution of our strategic plan. We delivered our third consecutive quarter of sequential comp sales improvement, resulting in overall net sales down less than 1% versus last year. We are tightly managing the business in a difficult environment, driving expense leverage, while still supporting those initiatives that are driving top line improvement. We maintain a strong balance sheet, providing us with the stability and resources to execute against our strategic plan, invest in our business and make the necessary investments to accelerate our brands' performance in this rapidly evolving retail landscape. I'll briefly cover our second quarter results, then update our full year outlook. Starting with the second quarter results. Net sales were $779 million, down slightly from $783 million last year, but up slightly on a constant-currency basis, with FX adversely impacting sales by approximately $5 million. Comp sales for the quarter were down 1%, with improvement from last quarter delivered across both brands and both geographies. Global traffic trends continue to improve from last quarter, particularly in our physical stores, which included solid year-over-year growth in U.S. Hollister stores. As shown on Page 6 of our investor presentation, by geography, comp sales for the quarter were flat in the U.S. and down 1% in international markets. By brand, comp sales for the quarter were up 5% for Hollister and down 7% for Abercrombie. Hollister continues to build momentum, delivering positive comp sales in both geographies and channels and demonstrates how strong customer engagement drives growth across all touch points. Abercrombie also showed progress, with comp sales improving from last quarter across both geographies. Our direct-to-consumer business delivered another quarter of growth in both the U.S. and international markets. For the quarter, DTC grew to 24% of total sales compared to 23% of total sales last year. This is an area where we invested early and heavily over a number of years, and our focus is now on scaling and leveraging investments already made. With robust omnichannel functionality already in the U.K., U.S. and Canada, we are looking forward to introducing those capabilities to customers in international markets and building off this strong foundation. As Fran shared, our most valuable customer is our true omni-customer, and it is vital that we remain able to anticipate and meet their evolving needs. I'll now recap the rest of our results for the quarter compared to last year on an adjusted non-GAAP basis. Excluded from our second quarter results this year were pretax asset impairment charges of $6 million, primarily related to international A&F stores, compared to net pretax benefit of $6 million last year, as detailed on Page 5 of the investor presentation. Gross margin for the quarter was 59.1%, 160 basis points lower than last year on a constant currency basis, primarily due to lower average unit retail, due in large part to our working through the tail of the assortment issues previously identified and in an environment that remained highly promotional. With better balance in our assortment going forward, strengthening foreign currencies and improved product acceptance across brands, we expect average unit retail trends to improve as we move through the balance of the year. Moving to expense. We are well on track to deliver against our targeted net expense reduction of at least 3% versus last year. Expense management during the second quarter reflected that progress, as stores and distribution expense decreased $14 million, and marketing, general and administrative expense decreased $2 million from last year. As a result of these efforts, we drove 200 basis points of leverage during the quarter, while still supporting ongoing strategic investments in marketing and in direct-to-consumer and omnichannel capabilities. With a culture of continuous improvement firmly embedded throughout the organization, we continue to pursue operating efficiencies in our model. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Adjusted operating loss for the quarter was $15 million compared to $17 million last year. Year-over-year changes in foreign currency exchange rate did not have a meaningful impact on adjusted operating loss for the quarter. The adjusted effective tax rate for the quarter was 47%, reflecting a catch-up adjustment related to a change in the estimated full year core tax rate to the mid-30s, which remains highly sensitive at lower levels of full year pretax earnings. Adjusted net loss per diluted share was $0.16 compared to $0.25 last year. Turning to the balance sheet. We ended the quarter with $422 million in cash and $268 million in gross borrowings outstanding, resulting in a net cash position of $154 million this year compared to $162 million last year. We ended the quarter with total inventory up 4% compared to last year's second quarter, reflecting investments in core and basic categories where we are seeing nice returns. Overall, inventories are current, well-balanced and intentionally positioned to drive the business and meet customer demand during the fall season. Looking ahead, we expect inventory levels to be up mid-single digits at the end of the third quarter compared to last year, with continued strategic investments in key categories for the holiday season. Details of our store activity for the quarter are included on Page 10 of the investor presentation. At the end of the quarter, we operated 703 stores in the U.S. and 188 stores across Canada, Europe, Asia and the Middle East. Turning to our outlook for the full year. We expect comp sales to be approximately flat, driven by flat to slightly positive comp sales in the second half of the year. Foreign currency is no longer expected to be a headwind as we move through the second half of the year. Based on current third-party consensus estimates, FX is now expected to result in a benefit of approximately $6 million to full year sales and $3 million to operating income. The gross profit rate for the full year is expected to be down compared to last year's rate of 61%, but approximately flat in the second half compared to last year. We expect to benefit from lower average unit cost and expect to see average unit retail declines moderate as we move through the remainder of the year, with better balance in our assortment, strengthening foreign currencies and improved product acceptance across brands. As I mentioned earlier, we are on track to deliver expected operating expense reduction of at least 3% from last year's adjusted non-GAAP operating expense of $2 billion, driving significant expense leverage, while still investing in the business. For the second half of the year, the company expects the effective tax rate to be in the mid-30s. On a full year basis, we expect the effective tax rate to reflect the core tax rate in the mid-30s, which remains highly sensitive at lower levels of pretax earnings. Additionally, we expect the effective tax rate to reflect the full year impact from discrete noncash income tax charges of approximately $11 million related to a change in share-based compensation accounting standards, the vast majority of which has been recognized to date. Moving to capital allocation. Our first priority in allocating available capital is to invest in the business, as we drive our brands through a critical period of transformation, develop and protect strongly differentiated brand offerings, enhance our channels for customer engagement and lay the foundations for sustainable long-term growth. For 2017, we still expect capital expenditures to be approximately $100 million, focused on our ongoing program of driving improved fleet productivity and driving customer engagement through digital channels. These investments include approximately $70 million for store updates and new stores and approximately $20 million for the continued global rollout of our omnichannel and CRM capabilities, including our loyalty programs. Our remaining priority is to return cash to shareholders through dividends and share repurchases. These priorities are evaluated with the board quarterly, considering both liquidity and valuation factors. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Last week, we announced that our Board of Directors approved the $0.20 quarterly dividend. As we have said in the past, we have a strong balance sheet, and with our disciplined approach to managing capital and operating expense, we continue to expect to generate the cash necessary to invest in the business, meet our debt obligations and maintain the dividend. Regarding our channel optimization program, we are focused on allocating our resources, including the investments I mentioned a moment ago, to better serve our customers wherever, whenever and however they choose to shop. For the past several years, we have been actively managing our channel mix and store fleet and making related investments to address changes in customer shopping preferences. Since 2010, we have closed over 400 stores in the U.S., which represents more than 1/3 of our U.S. stores fleet, and remodeled or downsized approximately 150 stores. Over that same period, our investments in web and mobile experiences and omnichannel and CRM capabilities has reached nearly $400 million. In 2017, we expect to close approximately 60 stores in the U.S. through natural lease expirations. While store closure has been and remains an important part of our strategy to improve overall fleet productivity, physical stores continue to play a vital role in customer engagement, both as a physical gateway to the brand and also as a local hub for online engagement. Hollister demonstrates how we can drive increased productivity across all touch points by leveraging strong customer engagement in stores. In 2017, we also expect to complete approximately 40 Hollister remodels, about 10 of which will include a downsizing of an existing location; and 7 new A&F prototype stores, 4 of which include a downsizing of an existing location. In total, we expect to open 7 full-price stores and 2 outlet stores in 2017. Our remodels at Hollister and our prototypes at A&F are both showing that we have the ability to drive high productivity off smaller store footprint, adding to the growing set of tools available to help us improve store fleet productivity. At our recent Baybrook Hollister remodel in Friendswood, Texas, we are now driving higher sales on a far smaller footprint, resulting in almost double the productivity. With about 50% of our U.S. leases expiring by the end of 2018, our lease flexibility allows us to take more actions like this. Moving forward, we will continue to methodically work through and assess our store fleet, both on a four-wall and broader regional basis, to ensure we are taking the right longer-term actions for our customers and our business. It is clear that Hollister, our largest brand, is performing strongly, even in a challenging environment, and we are encouraged by the continued improvement at Abercrombie & Fitch. We are now making quantifiable progress by successfully applying the learnings from Hollister to A&F. As we did in the first half of the year, we will continue to tightly manage the business, positioning our resources behind our strategic priorities to drive both bottom line improvements while funding top line growth initiatives. This approach enables us to fund the necessary strategic investments in marketing, DTC and stores enhancement, as we continue to drive the turnaround of our brand in a volatile market and lay the foundations for sustainable long-term growth. I remain confident that we have the right plan and the right people to execute successfully against it. Now I'll turn the call back to Fran for some closing remarks. Fran Horowitz-Bonadies - Abercrombie & Fitch Co. - CEO & Director Thank you, Joanne. As I said earlier, we are encouraged by the meaningful progress this past quarter, but we are far from satisfied. We are still focused on continual improvements on the basics, on delivering excellence in all aspects of our execution and all with a view to inspiring customers, innovating throughout our business and developing our leaders to help drive our future success. Finally, I want to say a word about the team we have in place here. I can confidently say this is one of the most talented teams I've worked with. The depth of talent across the organization from our global supply chain operations, to DTC, to consumer insights, to stores, to real estate, every 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 aspect helps keep us close to our customer and inspire, surprise and delight them. The passion and commitment the whole team has shown and continues to demonstrate in a tough environment, and its ability to maintain focus during this past quarter has been an inspiration. Over the past months, as I've been in our stores in Arizona, New York, Texas and China, to name but a few, I have been energized by the excitement and passion my colleagues consistently show for the company, the brands and the journey we are all on together. I remain confident in our strategic plan and our team's ability to execute on it. I would like to thank all our teams for their energy, passion and dedication to continuing to move our brands forward. Now I will turn the call back to Brian. Brian P. Logan - Abercrombie & Fitch Co. - VP of Finance and Controller Thanks, Fran. That concludes our prepared comments. We will now be happy to take your questions. (Operator Instructions) Thank you. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) And our first question will come from Tiffany Kanaga with Deutsche Bank. Tiffany Ann Kanaga - Deutsche Bank AG, Research Division - Research Associate Could you give some color around the cadence of the quarter, especially how July fared, given positive commentary from your peers? And how your August trends compare to your second half guidance? Fran Horowitz-Bonadies - Abercrombie & Fitch Co. - CEO & Director Tiffany, it's Fran. As we mentioned, we are encouraged by the progress that we made in both brands. We don't specifically comment on cadence within the quarter, but I will tell you that we had a strong performance throughout the quarter. Specifically in A&F, we did see sequential improvement throughout the quarter. We saw that in actually both our men's and women's business, especially across our tops business, and we are encouraged by the progress that we continue to see. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - EVP of Finance, COO & CFO And Tiffany, we don't comment on current quarter performance, however, I would say that our outlook incorporates what we're seeing quarter-to-date. Tiffany Ann Kanaga - Deutsche Bank AG, Research Division - Research Associate I wanted to also ask how much of the sequential improvement in gross margin in the second half do you anticipate to be driven by FX tailwinds versus moderating AUR declines and lower AUC? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - EVP of Finance, COO & CFO FX is definitely going to be an important part of the story. As we mentioned in our prepared remarks, FX was a headwind in the front half of the year, and we expect it for the full year to be a tailwind. So definitely an improvement to AUR and to gross margin as we move through the back 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 half. But we also expect improvement on our AUR trends to be driven by the improvement in the assortment that we're making and the better balance in our inventories and customer response to our improved assortments. It's about -- Tiffany, the FX piece is about half, roughly. It's roughly about half the improvement we're expecting from the first half. Operator And we will now go to Brian Tunick with Royal Bank of Canada. Kate Bridget Fitzsimons - RBC Capital Markets, LLC, Research Division - Associate VP This is Kate on. Fran, I guess I just wanted to talk a bit more about the A&F brand repositioning. It sounds like you're definitely pleased with some of the progress. If you could just talk about where you see the greater challenges, as well as the opportunities for that brand in the next few quarters, that will be helpful. And then nearer term, as we're looking ahead to the back half, are there just any categories across both brands that you see greater opportunities with? Fran Horowitz-Bonadies - Abercrombie & Fitch Co. - CEO & Director Sure, Kate. So yes, we are pleased with our progress that we've made with A&F. As you know, we've talked about it before, our revitalization journey for this brand started a little bit later than our Hollister journey did, but we've had another quarter of continuing progress. We continue to apply the Hollister learnings. And as I mentioned, we did see sequential improvement throughout the quarter. This improvement was in both genders and in many, many categories, especially the tops category for both genders we did see improvement. As we move into the back half of the year, we believe that the improvements that we've seen are in categories that play more important in the back half of the year, and that these improvements will continue to gain traction as we move through the back half. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - EVP of Finance, COO & CFO And I'll add to that, Kate. We are applying the learnings from Hollister and we've got process embedded and the teams are executing well against it. We continue to expect to see reduced SKU count and more depth behind our big top 30 items. We're driving better presentations throughout the store. We have a lot of things working for us in the back half, including the prototypes and the learnings from the prototypes, but also the A&F Club rollout, again, a little later than Hollister, but with over 2 million members in the A&F Club and growing strongly every week, it's an opportunity for us to continue to engage more customers and leverage that platform, both to learn and respond and react in the back half, but also to leverage that as a platform to engage customers and drive them to our stores. Operator And our next question comes from Mark Altschwager with Robert W. Baird. Mark R. Altschwager - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst I wanted to ask on the comp outlook. Would you expect to see sequential improvement at both brands in the back half of the year? I know there was quite a divergence between Hollister and A&F in the back half of last year, so just getting -- trying to get a better sense of your expectations there. And then separately, I wanted to follow up on the A&F Club program. Just given the brand repositioning, I'm curious if there have been any insights regarding your customer demographics, spending habits or anything that you've really found surprising relative to your expectations? 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Fran Horowitz-Bonadies - Abercrombie & Fitch Co. - CEO & Director Okay, Mark, it's Fran, we'll start with the first part of your question, as far as the comp outlook goes. As we mentioned, 2017 we see approximately flat with the back half flat to up slightly, and we are anticipating to see still a promotional and challenging environment. Continued strength in both brands, in Hollister as well as the continued improvement in Abercrombie. We have invested behind core items in both brands. We've made significant efforts in building big, bigger. We talked a lot last year at the end of the year how we disappointed our consumer on size and color because we were not in position in many of our key items. We feel that we've really made sure that we have optimized this opportunity. We feel well-positioned as we head into the back half. Specifically on A&F Club, the insights are early. It's in the beginning stages of its club life, I guess, I would like to say. It's a bit behind the Hollister club life, but we are seeing strong interaction from those consumers and learning, really reacting and listening to those customer insights. Operator And we will now go to Stephen Albert with Bank of America Merrill Lynch. Stephen Albert - BofA Merrill Lynch, Research Division - Research Analyst I was just curious if you could comment a little bit on the gap between comp and non-comp growth or total sales growth being pretty much the same. There are no gap there. Online was up 4%, so that's only contributing maybe a point, it's 1/4 of your business. Can you talk to, yes, you're closing 5% of your fleet, what types of sales recapture are you seeing from those closed stores? What sort of contribution is wholesale to your top line? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - EVP of Finance, COO & CFO Yes, so you hit on all the pieces, I think, Stephen. The gap between comp and non-comp would reflect a difference in closed stores and likely a bit of our remodel cadence from last year as well. So the net new stores and offsetting closed stores, as well as some growth in our wholesale business as well, would be contributing to a smaller gap there. In terms of sales recapture with closed stores, that's an opportunity for us. We have historically seen fairly low recapture. It's fairly dependent on how close, the proximity of another store in the market. We do see the DTC business to be a bit sticky after we close a store, but we don't see a lot of the brick-and-mortar sales migrating. That recapture has been relatively low, again, higher in places, in markets where we have other stores. But the efforts underway with our loyalty programs are intended to help us engage and keep those customers more engaged in our brand, even after a store close. So more to come on that. Operator (Operator Instructions) We will now go to Adrienne Yih with Wolfe Research. Douglas Drummond - Wolfe Research, LLC - Research Analyst This is Doug Drummond on for Adrienne today. As you accelerate store closures and see natural leases expire, are you starting to realize impacts will benefit from better rent occupancy terms? In that vein, has there been any meaningful lowering of your required comp to lever buying and occupancy expenses? Fran Horowitz-Bonadies - Abercrombie & Fitch Co. - CEO & Director Yes, thanks for the question, Doug. We've been on a store closure path for quite an extended period of time. I think we mentioned in our prepared comments we've closed over 400 stores since 2010, and it's in an effort to rightsize our store fleet in what is an evolving retail environment, where consumer shopping preferences are changing. We do see the store as a very important part of the story as we move forward, and we're investing 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 back into our stores to ensure that we're delivering the right experience at store level, both with our omnichannel investments, but also with our new prototypes and remodels, where we're providing a much better shopping experience, in many cases, on lower square footage. So the flexibility that we have in our lease portfolio is providing us with an opportunity to address those issues. And it's not just about store closures, it also includes negotiating with our landlords on lower rents or also downsize opportunities in certain malls or relocations within malls. So we have a number of tools in our toolkit available to us to help drive productivity. And at the end of the day, it's that productivity that's really driving the leverage in rent. And we were pleased to see in the second quarter that we did deliver leverage on store occupancy for the quarter, and we continue to value the flexibility that we have in our lease portfolio to make those decisions as we move forward. Operator And our next question comes from Susan Anderson with FBR Capital Markets. Susan Kay Anderson - FBR Capital Markets & Co., Research Division - VP of Consumer Research Group & Analyst I was -- I guess I wanted to maybe drill down a little bit on the expense side. How should we think about kind of the ability to continue to adjust your cost structure? Is there kind of more room to reel in expenses going forward? And then just really quick on the promotional front. So it sounds like you guys are not really expecting anything to change in the back half in terms of the promotional environment. Is that what I should assume is contemplated in the guidance? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - EVP of Finance, COO & CFO Yes, I'll kick it off, Susan, on the cost management. We have had a long track record of success in taking cost out of the business, and we have a strong culture of cost management now embedded in the company. We set a pretty high target this year at trying to drive about $100 million of gross expense out of the business, and we are on track to deliver against that target. We continue to expect to drive at least the 3% reduction in OpEx for the year. That has afforded us the opportunity to also invest back into the business. So as we think about our cost structure, we're thinking about it both from a where we can drive efficiency and continue to drive efficiency, but also where we need to invest to continue to position our brands for the long term. And we have made investments back in marketing, and we have made investments in DTC and in store and the store experience and in associate training, to help drive the top line, while at the same time, driving efficiency overall in our model. And I think the second quarter results speak nicely to the progress we've made, and I'm very proud of the team's ability to deliver against those objectives that we set, that we showed leverage in basically every line item in operating expense this quarter. Fran Horowitz-Bonadies - Abercrombie & Fitch Co. - CEO & Director I'll take the second part of that question, Susan. It's Fran. We had a very solid execution in a very tough environment for the second quarter, evidenced by both improvement in A&F and a really strong performance in Hollister. So as mentioned, we do expect to see our gross margin down in 2017 overall and approximately flat in the back half. The promotional environment will continue, we said that we expect, but we also believe that we are positioned for better execution than last year. We are expecting lower AUC and a moderation in our AUR decline. The moderation will really be supported through better assortment balance, as Joanne mentioned, strengthening of the dollar and improved product acceptance. And we've worked through the tail, and we feel like the assortments are well-positioned in the back half. Operator And we will now hear from Marni Shapiro with The Retail Tracker. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Marni Shapiro - The Retail Tracker - Co-Founder I just have 2 quick questions. I wanted to clarify, I think you said that traffic at Hollister in the stores was up and I'm curious if this was true across regions and if it was driven by anything quantifiable, like a drop of a new product assortment or the weather. And then if you could just remind us, was Gilly Hicks out in the stores last Back-to-School and holiday? And what are the plans, I guess, for this year versus last year? Fran Horowitz-Bonadies - Abercrombie & Fitch Co. - CEO & Director Good morning, Marni, it's Fran. First question regarding traffic, we did see an improvement to our overall U.S. traffic to our Hollister stores throughout the quarter and conversion as well. We really believe that the reason driving that traffic is our strong engagement with the customer. When we get our products, and our voice and our engagement aligned, we get a nice reaction from the consumer. And with all the work that we're doing through our marketing efforts, we really believe it's what drove that traffic. On your second question regarding Gilly, we had small quantities of Gilly out there in the back half of the year, but the true launch, the global launch, was in the beginning of 2017. Operator And our next question comes from John Morris with BMO Capital Markets. Trevor Lamb - BMO Capital Markets Equity Research - Associate This is Trevor Lamb on for John Morris. Pertaining to the store remodels, I was wondering for the stores that have been open now for over a year, have they sustained traffic levels? Also, are they seeing an increase in new customer acquisition or customer retention? Any color on that would be helpful. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - EVP of Finance, COO & CFO Trevor, yes, the remodels that we've done in the Hollister store have shown very sustainable improvement. Those -- the improvement, and we've been on this path for a couple of years now, and those stores that we've touched have maintained their improvement as we move forward. And we are excited to see that even as we reach further into the fleet, even our latest remodel stores in Hollister have been performing and driving nice returns. In terms of customer retention, we are seeing much stronger customer engagement overall. In fact, in all brands, we're seeing -- we're building higher new-to-file customers, so that we're growing new customers to our brand and the retention rates of our customers across all brands is improving. Trevor Lamb - BMO Capital Markets Equity Research - Associate Great. And then on the e-commerce business, I was wondering if you guys could give some color on the performance differences between A&F and Hollister and if it is similar to what you're seeing at stores? Joanne C. Crevoiserat - Abercrombie & Fitch Co. - EVP of Finance, COO & CFO Yes, we have -- we're pleased with our e-commerce performance. We continue to leverage that channel. Our penetration overall in the e-commerce business is strong. We have, at 24%, a very high penetration of digital business and increasingly strong customer engagement on our omnichannel functionality that we're rolling out. By brand, the performance has been strong in both brands, and we continue to expect to leverage this platform. Our customer base is increasingly using digital as a way to engage with our brands, both pre-purchase and for purchase activity. We continue to invest in our capabilities here, not only in our omnichannel capabilities, which we're rolling out to international markets for the balance of the year, but we're also investing in our mobile platforms. We mentioned in our comments that over 2/3 of our traffic is now coming through mobile devices, and we're engaging our customers, not only with our digital transactional information, but we're engaging our customers with our marketing 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 efforts in the digital environment, with very innovative marketing techniques that engage the customer pre-purchase, as they're in the discovery process. And that has aided our ability to drive the digital business. And then the investments we're making in that experience are driving strong double-digit conversion across the brands. Operator And we will now hear from Dylan Carden with William Blair. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst On the new A&F prototype, is there an opportunity here over the next 2 years, if you think about your lease negotiations, to accelerate that rollout, particularly as landlords increase their TI allowances? Is that something that you're finding sort of more receptiveness to? Fran Horowitz-Bonadies - Abercrombie & Fitch Co. - CEO & Director Joe, it's Fran. We are excited about our new prototype, it's the first prototype that we've launched in 15 years. It's early stages, though. What we have learned from our prototypes, I've been -- I actually had the opportunity to visit many of them and engage with our consumer, is that they are really responding to the light, the changing room, the technology, our associate engagement. So we have lots of learnings. It's early in its life, and we're going to continue to learn from those. And we will get back to you later in the year as we have more learnings on our rollout plan. Joanne C. Crevoiserat - Abercrombie & Fitch Co. - EVP of Finance, COO & CFO I will say, Dylan, that we're excited by our new prototype. It is a fresh new look in the malls, and our landlords are excited by it as well and are excited to have us roll that out. And we partner very closely with our landlords, and will work with them as we develop our further rollout plans. Operator And our next question will come from Kimberly Greenberger with Morgan Stanley. Lauren Elizabeth Cassel - Morgan Stanley, Research Division - Research Associate This is Lauren Cassel on for Kimberly. I just want to ask about inventory. I think this is the first quarter to increase in almost 3 years. Could you maybe talk about units versus AUC and then increases by brand as well, please? Fran Horowitz-Bonadies - Abercrombie & Fitch Co. - CEO & Director Lauren, it's Fran. We believe, our inventory has been a catalyst for the improvements that we've seen in both brands throughout the second quarter, and we believe that we are actually well-positioned as we head into the back half of the year. We really disappointed our customer last year, not being in position in size and color in many of our key items as we made it through the back half. So we've made some very strategic investments to build depth behind our core items. For example, in Abercrombie men's, we have built a very authoritative wall in our boxed underwear and T-shirt program that is beginning to show lots of strength. We've strengthened presentation, such as the one I just mentioned, has really enhanced our overall store experience. But we're current, our inventories are current, they're well-balanced and they are really positioned to drive business. We're ready to compete in the back half. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call

Client Id: 77 Joanne C. Crevoiserat - Abercrombie & Fitch Co. - EVP of Finance, COO & CFO And Lauren, on your question on units versus costs, they're about -- they're aligned, they are very close. Operator And ladies and gentlemen, that concludes our question-and-answer session for today. I will now turn the call back over to Fran Horowitz for closing remarks. Fran Horowitz-Bonadies - Abercrombie & Fitch Co. - CEO & Director Thank you. To reiterate, we are encouraged by our progress, with another great quarter at Hollister and continued improvement at Abercrombie & Fitch. We continue to make quantifiable progress by successfully applying learnings from Hollister to A&F. We will continue to tightly manage the business, positioning our resources behind our strategic priorities to drive both bottom line improvements, while funding top line growth initiatives and keeping us close to our customers. I remain confident we have the right plan and the right people to execute successfully against it. Thank you for joining us. Operator And that concludes our call for today. Thank you for your participation. You may now disconnect. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2017, Thomson Reuters. All Rights Reserved. 10788831-2017-08-25T13:39:01.137 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. AUGUST 24, 2017 / 12:30PM, ANF - Q2 2017 Abercrombie & Fitch Co Earnings Call